Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230654 on Form F-3 and 333-259997 on Form S-8 of our report dated March 13, 2020, relating to the financial statements of Zealand Pharma A/S, appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

Copenhagen, March 24, 2022

Deloitte

Statsautoriseret Revisionspartnerselskab

/s/ Sumit Sudan	/s/ Kåre Valtersdorf
State Authorised	State Authorised
Public Accountant	Public Accountant